Exhibit 5.2

[Letterhead of Morais Leitão, J. Galvão Teles & Associados]

    To: EDP— Energias de Portugal, S.A.

    Praça Marquês de Pombal, 12

Lisbon

Lisbon, October 28, 2004

Subject: Legal opinion in relation to the Registration Statement on Form F-3 of EDP—Electricidade de Portugal, S.A.

Dear Sirs,

We are acting as Portuguese counsel to EDP—Energias de Portugal, S.A. (“EDP”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”) to be filed with the United States Securities and Exchange Commission for the purpose of registering, under the United States Securities Act of 1933, as amended (the “Securities Act”), a prospectus in relation to the eventual offering of debt securities (the “Debt Securities”) and ordinary shares to be issued by EDP (the “New Shares”).

We are qualified under Portuguese law to give this opinion and we do not give, and we are not, nor do we purport to be, qualified to give any opinion in connection with any law of any jurisdiction other than the laws of the Republic of Portugal, nor do we express any opinion on matters of fact or other matters other than Portuguese law in force as of the date hereof. Our view of any documents not governed by Portuguese law is limited to the terms thereof as they appear on the face thereof, without reference to the general body of any laws, other than Portuguese Law.

In giving this opinion we have, without independent investigation, relied as to all factual matters on officers of EDP, as well as on officers of EDP in all matters relating to their legal competence, and we have assumed (a) that any document executed by the EDP will be duly authorised, executed and delivered pursuant to New York law or any other applicable law where any such document is expressed or deemed to be governed by such law and to the degree any such law other than the

CONFIDENTIAL

Portuguese law would govern authorisation, execution and delivery by the EDP, (b) the authenticity of all seals, stamps or markings, (c) compliance with all formalities and requirements other than that applicable under Portuguese law to EDP, and (d) that there is nothing in the New York laws or the laws of any other jurisdiction which affects this opinion.

In order to render this opinion, we have examined and relied upon copies (including telecopies) of a certificate of the Secretary of EDP relating to EDP’s Articles of Association and By-laws (Estatutos) dated July 7, 2004 and a certificate of the Commercial Register of Lisbon dated March 18, 2004.

In our examination of all such documents, certificates and instruments we have, among other things, assumed without further inquiry:

(i)	the genuineness of all signatures on all documents or on the originals thereof, the authenticity and completeness of all documents, certificates and instruments submitted to us as originals, the conformity with the originals of all documents, certificates and instruments submitted to us as copies, faxes or specimens and the authenticity of the originals of such latter documents, certificates and instruments and the veracity of the statements contained therein;

(ii)	the legal capacity and authority, when necessary, of all individuals who have signed or will sign documents or have given or will give confirmations on which we have expressed reliance (including those individuals acting on EDP’s behalf) and that all documents relating thereto have been or will be (where appropriate) duly authorised, executed and delivered by all parties thereto and create valid and legally binding obligations for all such parties as a matter of applicable law, if other than Portuguese law;

(iii)	the due compliance with all matters (including, without limitation, the obtaining of the necessary consents, licenses, approvals and authorisations, the making of the necessary filings, lodgements, registrations and notifications and the payment of stamp duties and other taxes) under any law other than that of Portugal as may relate to the creation, issuance and distribution of the New Shares;

(iv)	that each and all parties to the Registration Statement are duly incorporated and organised, validly existing and in good standing (where such concept is legally relevant to its capacity) under the laws of their jurisdiction of incorporation and of the jurisdiction of their place of business;

(v)	that any obligations under the Registration Statement which are to be performed in any jurisdiction outside of Portugal will not be illegal or contrary to public policy rules under the laws of such jurisdiction;

(vi)	that under the laws of New York and under all other relevant laws (other than those of Portugal), under which the Registration Statement is construed and governed by, such Registration Statement constitutes and will continue to constitute, at all times, valid, legally binding and enforceable obligations of all parties thereto, in accordance with their respective terms;

(vii)	that the Registration Statement is not or will never result in a breach of the laws (including, for the avoidance of doubt, tax laws) of New York or of such other relevant laws (other than those of Portugal), or are intended to avoid the applicability or the consequences of such laws in a manner that is not permitted under such laws;

(viii)	that all parties are deemed resident in the jurisdiction indicated in the Registration Statement to which they are expressed to be a party for bona fide commercial reasons and on arm’s length terms;

(ix)	that there are no supplemental terms and conditions agreed between the parties to the Registration Statement that could affect or qualify our opinion as set out herein;

(x)	that each party to the Registration Statement has executed each such document in the form which we have examined.

The Registration Statement is expressed to be governed by the laws of New York. We are not qualified and we do not purport to be qualified to assess the exact meaning and consequences of the terms of the Registration Statement under such laws and we have made no investigation of the laws of New York as a basis for the opinion expressed hereinafter and do not express or imply any opinion thereon. Accordingly, our view of the Registration Statement has been limited to the terms thereof as they appear on the face thereof, without the reference to the general body of New York. To the extent we deem advisable, in particular as to all matters of New York law, we have, without independent investigation, further relied upon the opinion of Cleary Gottlieb Steen & Hamilton delivered to you.

In addition, in this document we express no opinion:

(i)	as to any law other than the laws of Portugal in force as at the date hereof, as such laws are currently interpreted;

(ii)	that the future or continued performance of any of EDP’s obligations or the consummation of the transactions contemplated by the Registration Statement will not contravene such laws, application or interpretation if altered in the future;

(iii)	on the tax laws of Portugal, on international law, including (without limitation) the rules of or issued under or by any bi or multi-lateral treaty or treaty organisation or on any anti-trust laws;

(iv)	with regard to the effect of any systems of law (other than the laws of Portugal) even in cases where, under Portuguese law, any foreign laws falls to be applied and we assume that any applicable law (other than Portuguese law) would not affect or qualify our opinion as set out below; or

(v)	on any factual, commercial, accounting or other non-legal matter or on the ability of EDP to meet it’s financial or other obligations under the Registration Statement.

We have not been concerned with investigating or verifying the accuracy of any facts, representations or warranties set out in the Registration Statement. To the extent that the accuracy of such facts, representations and warranties not so investigated or verified and of any facts stated in any of the documents listed above is relevant to the contents of this opinion, we have assumed that such facts, representations and warranties were true and accurate when made and remain true and accurate.

Other than to review the documents listed above, we have not examined any contracts, instruments or other documents entered into by or affecting EDP or any corporate records of EDP and we have not undertaken any factual investigations or made any other searches or enquiries concerning the EDP.

Where an assumption is stated to be made in this opinion, we have not made any investigation with respect to the matters that are the subject of such assumption and we express no view as to such matters.

Based upon and subject to the foregoing, and subject to any factual matters, documents or events not disclosed to us by the parties concerned, having regard to such legal considerations as we deem relevant, as of the date hereof and subject to the limitations and qualifications herein contained, it is our opinion that:

(i)	EDP is registered as a limited liability company (“sociedade anónima”) validly organised and existing under the laws of Portugal, and has as such the power and authority under the laws of Portugal to issue the New Shares and the Debt Securities.

(ii)	Upon due authorization by valid resolution of the competent corporate bodies of EDP and due execution, authentication, delivery, payment and compliance with other requirements provided for in the applicable law and indenture, the Debt Securities will constitute valid and binding obligations of EDP.

(iii)	Upon due authorization by valid resolution of the competent corporate bodies of EDP and due execution of the relevant notarial deed, the New Shares will have been duly and validly issued and will be fully paid and non-assessable against payment in full of the consideration thereof; upon due registration of the issuance of the New Shares described in relevant notarial deed with the competent Portuguese Commercial Registry, following the filling of such notarial deed and compliance with certain publication requirements, the New Shares can be delivered by inscription into accounts of book-entry securities.

This opinion expressed above is subject to the following qualifications:

A.	The terms “enforceable”, “legal”, “valid”, “binding” and any combination thereof, where used above, mean that the obligations assumed by the relevant party under the relevant document are of a type which Portuguese law generally recognises or enforces; they do not mean that these obligations will necessarily be enforced in all circumstances in accordance with their terms; in particular, enforcement before the courts of Portugal will in any event be subject to:

(i)	the degree to which the relevant obligations are enforceable under their governing law (if other than Portuguese law);

(ii)	the nature of the remedies available in such courts (and nothing in this opinion must be taken as indicating that specific performance or injunctive relief would be available as remedies for the enforcement of such obligations);

(iii)	the acceptance by such courts of jurisdiction; and

(iv)	the availability of defences such as, without limitation, set-off (unless validly waived), fraud, duress, misrepresentation, undue influence, force majeure, exceptio non adimpleti contractus, error, abatement and counter-claim.

B.	Our opinion is subject to and limited by the provisions of any applicable bankruptcy, insolvency, liquidation, reorganisation, moratorium and other similar laws of general application relating to or affecting generally the enforcement of creditors’ rights and remedies from time to time in effect.

C.	The concept of delivery of a document is not known or required under the laws of Portugal to render a document valid, legally binding and enforceable.

D.	The opinion rendered in point (ii) above is limited to the extent that Portuguese law is applicable to the Debt Securities, since these securities are governed by and construed in accordance with the law of the state of New York.

E.	In issuing this opinion we do not assume any obligation to notify or to inform you of any development subsequent to its date that might render its content untrue or inaccurate in whole or in part at such time.

This opinion:

(i)	expresses and describes Portuguese legal concepts using English language and not in their original Portuguese terms; consequently, this opinion is issued and may only be relied upon on the express condition that it shall be governed by and that all words and expressions used herein shall be construed and interpreted in accordance with the laws of Portugal;

(ii)	is strictly limited to the matters set forth herein and no opinion may be inferred or implied beyond that expressly stated herein; and

(iii)	is furnished by us, as Portuguese counsel to you in connection with the Registration Statement. Except as expressly approved by us in writing this opinion may not be disclosed or delivered to or relied upon by any other person, it being understood that it is given as of the date hereof and may not be relied upon as of any later date.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the headings “Portuguese Taxation” and “Validity of Securities” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act. We also consent to the incorporation by reference of this opinion and consent into a registration statement filed pursuant to Rule 462 (b) under the Securities Act.

Yours faithfully,

/s/ Segismundo Pinto Basto	/s/ Nuno Galvão Teles
Segismundo Pinto Basto	Nuno Galvão Teles

By and on behalf of

MORAIS LEITÃO, J. GALVÃO TELES & ASSOCIADOS

SOCIEDADE DE ADVOGADOS